EXHIBIT 23.2



                       CONSENT OF COOPERS & LYBRAND L.L.P.

We consent to the incorporation by reference in the registration statement of COMFORCE Corporation, Inc. on Form S-3 (File No. 33-60403), of our report dated January 30, 1997, except as to Note 20 for which the date is March 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of COMFORCE Corporation, Inc. As of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994. We also consent to the reference to our Firm under the caption "Experts."

                                      /s/ Coopers & Lybrand L.L.P.


Melville, New York
July 10, 1997